EXHIBIT 10.28
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 30th day of November, 2001 by and between PHILLIP B. ROONEY ("Executive") and THE SERVICEMASTER COMPANY, a Delaware corporation ("ServiceMaster").

         WHEREAS, ServiceMaster has entered into a Purchase Agreement dated October 3, 2001 with ARAMARK Corporation to sell ServiceMaster Management Services, L.P. ("Management Services");

         WHEREAS, Executive currently serves as the President of Management Services;

         WHEREAS, the Board of Directors of ServiceMaster (the "Board") has determined that it is in the best interests of ServiceMaster to secure the Executive's continued services on behalf of ServiceMaster and its subsidiaries and the Compensation Committee of the Board has authorized ServiceMaster to enter into this Agreement; and

         WHEREAS, ServiceMaster desires to employ Executive, and Executive desires to be employed by ServiceMaster, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

        1.   Defined Terms. Any capitalized terms which are not defined within
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this Agreement are defined in Exhibit A hereto attached.

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        2.   Term. ServiceMaster hereby employs Executive as Executive Vice
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President, and Executive hereby accepts employment with ServiceMaster as
Executive Vice President for a period commencing on the date as of which the sale of Management Services to ARAMARK Corporation is closed
(the "Effective Date"), and continuing for a period of two years therefrom
(the "Term"). On 12:01 a.m., Central Time, of each day following the commencement of the Term, the Term shall automatically be extended for an additional day; provided, however, that in no event shall the Term extend beyond the date on which (a) Executive reaches 65 years of age, or (b) a Change in Control of ServiceMaster occurs. In the event of such Change in Control, this Agreement shall be terminated and will be superseded by the Change in Control Severance Agreement dated as of October 31, 2001 between Executive and ServiceMaster, as such agreement may be amended, modified or superseded from time to time (the "Change in Control Agreement").

        3.   Duties. During the Term, Executive shall perform such duties for
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ServiceMaster and its subsidiaries consistent with his experience and training and position as Executive Vice President as the Board or Chief Executive Officer of ServiceMaster shall determine from time to time, which duties shall be at least substantially equal in status, dignity and character to the duties of Executive on the date hereof.

        4.   Obligations of ServiceMaster During the Term.  ServiceMaster shall
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provide the following to Executive during the Term:

             (a) Salary. ServiceMaster shall pay Executive an annual base salary
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         ("Base Salary") in an amount not less than $525,000, payable in accordance with the payroll practices of ServiceMaster. Such Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as determined by the Board or Chief
         Executive Officer.

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             (b) Bonus. The Executive shall be eligible to earn (provided target
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         performance is met), in respect of each fiscal year of ServiceMaster, and so long as the Executive is employed by ServiceMaster on the date of such payment, a Target APC Bonus. The target amount of Executive's Target APC Bonus in respect of any fiscal year of ServiceMaster shall equal 100% of Executive's salary earned by Executive in respect of such fiscal year.

             (c) Options. Executive hereby elects to convert his incentive
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         bonus in respect of the successful completion of the sale by
         ServiceMaster of its Management Services business into an option to purchase 250,000 shares of its common stock. ServiceMaster shall grant the option not later than January 31, 2002 at a purchase price equal to the then fair market value of the common stock as determined consistent with prior practice. The agreement relating to such option shall be the form of option agreement used by ServiceMaster for grants of options to employees.

             (d) Benefits. Executive shall be entitled to those employee
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         benefits and perquisites which ServiceMaster from time to time generally makes available to its executives ("Benefits") subject to the terms and conditions of such benefit plans or programs. The Benefits shall initially include, without limitation, dental insurance, life insurance, disability insurance, four-weeks of paid annual vacation and such other benefits as the Board, Compensation Committee of the Board or Chief Executive Officer of ServiceMaster may determine from time to time. ServiceMaster shall also allow Executive to make annual deferrals of salary and bonus either pursuant to a plan or pursuant to special arrangements between ServiceMaster and Executive.

             (e) Reimbursement  of Expenses.  Executive shall be reimbursed for
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         all reasonable expenses incurred by him in the performance of his duties carrying out the terms of this Agreement.

        5. Termination.  Executive's employment hereunder may be terminated
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during the Term upon the occurrence of any one of the events described in
Section 5(a), (b) or (c). Upon termination, Executive shall be entitled only to such compensation and Benefits as described in this Section 5.

             (a) Termination Without Cause or for Good Reason. In the event of
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         termination of Executive's employment hereunder by ServiceMaster without Cause or by Executive for Good Reason, ServiceMaster shall pay to Executive or to Executive's executors, legal representatives or administrators (if Executive dies during the Pay-out Period (as defined below)), an amount equal to the total of (i)
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         two times Executive's highest annual Base Salary during the twelve months prior to the effective date of such termination, and (ii) two times Executive's highest Target APC Bonus during the twelve months prior to the effective date of such termination. This amount shall be paid in equal semi-monthly installments for the period commencing on the effective date of such termination and ending on the later of (i) the date Executive reaches age 63, or (ii) 24 months following the effective date of such termination (the "Pay-out Period"); provided, however, that in the event the effective date of such termination shall be after Executive's sixty-third birthday (July 8, 2007), the Pay-out Period shall end on the date of Executive's sixty-fifth birthday (July 8, 2009) and the amount payable in accordance with this Section 5(a) shall be reduced by multiplying such amount by a fraction, the numerator of which is the number of days from but excluding the effective date of such termination to and including July 8, 2009 and the denominator of which is 730; provided, further, that any amount paid pursuant to this Section 5(a) shall be paid in lieu of any other amount of severance relating to salary or bonus continuation to be received by Executive upon termination of employment of Executive under any severance plan, policy or arrangement of ServiceMaster or its affiliated companies. Executive shall also receive the Benefits in accordance with the terms and conditions of any then existing plan or program during the Pay-out Period.

             (b) Termination for Cause or Without Good Reason. In the event of
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         termination of Executive's employment hereunder by ServiceMaster for
         Cause or by Executive for any reason other than Good Reason, including retirement at any time after the Effective Date, ServiceMaster shall pay to Executive the amounts determined under Section 5(d).

             (c) Death or Disability. In the event of termination of
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         Executive's employment hereunder as a result of the death or Disability of Executive, ServiceMaster shall pay to Executive or to Executive's executors, legal representatives or administrators the amounts determined under Sections 5(d) and 5(e).

             (d) Accrued Base Salary, Reimbursement and Deferred Compensation.
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         In the event of termination of Executive's employment for
         any reason (including by ServiceMaster without Cause or by Executive for Good Reason), ServiceMaster shall pay to Executive accrued and unpaid Base Salary through and including the effective date of such termination, reimbursement of Executive's expenses pursuant to Section 4(e) and any compensation previously deferred by Executive (together with any interest and earnings thereon) under the ServiceMaster Deferred Compensation Plan, in accordance with Executive's election under such plan.

             (e) Bonus. In the event of termination of Executive's
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         employment hereunder by ServiceMaster without Cause, by Executive for
         Good Reason or as a result of the death or Disability of Executive, ServiceMaster shall pay to Executive or to Executive's executors, legal representatives or administrators, (1) an amount equal to the bonus, if any, earned but unpaid with respect to the fiscal year prior to

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         the effective date of such termination or the date of death, and (2) an amount equal to the bonus, if any, that becomes earned with respect to the fiscal year of the effective date of such termination or the date of death, which amount shall be reduced by multiplying such amount by a fraction, the numerator of which is the number of days from but excluding the effective date of such termination or the date of death to and including December 31 of the fiscal year of the effective date of such termination or date of death, and the denominator of which is 365 or 366, as applicable.

             (f) LTPA. In the event of termination of Executive's
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         employment hereunder for any reason, any amounts payable to Executive under ServiceMaster's Long-Term Performance Award Plan shall be paid in accordance with the terms and conditions of such plan; provided, however, that in the event of termination of Executive's employment hereunder by ServiceMaster without Cause, by Executive for Good Reason or as a result of death or Disability of Executive, then to the extent Executive forfeits the excess, if any, of Executive's bank balance on the effective date of such termination over any administrative credit in such bank balance on the effective date of such termination, ServiceMaster shall pay Executive an amount equal to such excess.

              (g) Stock Options. Each option to purchase shares of
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         ServiceMaster's common stock held by Executive on the effective date of
         Executive's termination of employment shall continue in accordance with its terms; it being understood that Executive's employment for purposes of any such option, shall be treated as continuing through and including the last day of any Pay-out Period and Executive shall be deemed to have retired on the last day of any Pay-out Period.

              (h) No Mitigation. ServiceMaster's obligation to make any
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         payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which ServiceMaster may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

                  (i) Disputed Amounts. If there shall be any dispute between
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         ServiceMaster and Executive in the event of any termination of
         Executive's employment regarding whether such termination was for Cause or Good Reason, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause, that the determination by Executive of the existence of Good Reason was not made in good faith, or that ServiceMaster is not otherwise obligated to pay any amount or provide any Benefit to Executive and his legal representatives or other beneficiaries, as the case may be, under Section 5(a), ServiceMaster shall pay all amounts, and provide all Benefits, to Executive and Executive's legal representatives or other beneficiaries, as the case may be, that ServiceMaster would be required to pay or

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         provide pursuant to Section 5(a) as though such termination were by
         ServiceMaster without Cause or by Executive with Good Reason.


        6. Covenants.  Executive shall not do any of the following, directly or
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indirectly,  without  the prior written consent of ServiceMaster:

           (a) During the Term, and if ServiceMaster shall become obligated to make the payments to Executive as set forth under Section 5(a), for a period co-terminous with the Pay-out Period:

                    (1) Own, manage, operate, control, participate in,
                  perform services for, or otherwise carry on, a business similar to or competitive with the business conducted by ServiceMaster or any subsidiary of ServiceMaster (whether as owner, stockholder, partner, director, officer, employee, principal, agent, consultant, independent contractor or otherwise), in any geographic area in which ServiceMaster or any subsidiary of ServiceMaster is then conducting business.

                    (2) Except in his capacity as an employee of
                  ServiceMaster, (1) induce or attempt to induce any employee of ServiceMaster or any subsidiary of ServiceMaster to terminate or abandon his or her employment for any purpose whatsoever, or (2) in connection with any business to which Section 6(a)(1) applies, call on, service, solicit or otherwise do business with any current or prospective commercial customer of ServiceMaster or any subsidiary of ServiceMaster.

                    (3) Nothing in this Section 6(a) shall prohibit
                  Executive from being (1) a stockholder in a mutual fund or a diversified investment company or (2) a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as Executive has no active participation in the business of such corporation.

                    (4) If, at any time of enforcement of this Section
                  6(a), a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

           (b) Make use of or disclose, at any time, any (1) trade secret or other confidential or secret information of ServiceMaster or any subsidiary of ServiceMaster or (2) other technical, business, proprietary or financial information
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         of ServiceMaster or any subsidiary of ServiceMaster not available to the public generally or to the competitors of ServiceMaster or any subsidiary of ServiceMaster ("Confidential Information"), except to the extent that such Confidential Information (x) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Executive or (y) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency.

           (c) Litigation and Regulatory Cooperation. During and after
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         Executive's employment, Executive shall cooperate fully with
         ServiceMaster in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of ServiceMaster that relate to events or occurrences that transpired while Executive was employed by ServiceMaster. Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of ServiceMaster at mutually convenient times. During and after Executive's employment, Executive also shall cooperate fully with ServiceMaster in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by ServiceMaster. ServiceMaster shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive's performance of obligations pursuant to this
         Section 6(c).


        8. Covered Service. In accordance with Article Eleven of ServiceMaster's
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Certificate  of Incorporation  (the  "Charter"),  the services  provided and to be provided by Executive under this Agreement shall be deemed to be a "Covered Service" within the meaning of subsection 11.1.1 of the Charter.

        9. Successors and Assigns. (a) This Agreement shall inure to the
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benefit of and be enforceable by ServiceMaster and its successors and assigns and by Executive and Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall not be terminated by any merger or consolidation of ServiceMaster whereby ServiceMaster is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of

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ServiceMaster. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

    (a) ServiceMaster agrees that concurrently with any merger, consolidation or transfer of assets referred to in Section 9(a) that is not a Change in Control of ServiceMaster, it shall cause any successor or transferee unconditionally to assume, by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of ServiceMaster hereunder. Failure of ServiceMaster to obtain such assumption prior to or concurrently with the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Executive to the compensation and Benefits from ServiceMaster in the same amount and on the same terms as Executive would be entitled hereunder if Executive's employment were terminated by ServiceMaster without Cause or by Executive for Good Reason.

        10. Nondisparagement. Except for any disclosures permitted under
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Section 6(b) above, Executive and ServiceMaster agree, subject to any obligations Executive and ServiceMaster may have under applicable law, that Executive and ServiceMaster shall not make or cause to be made any statements or representations that disparage, are inimical to, or damage the reputation of Executive or ServiceMaster or any of its affiliates, subsidiaries, agents, officers, directors or employees.

         11. Notice. All notices and other communications required or permitted
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under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, postage prepaid, addressed

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(a) if to Executive, to Phillip B. Rooney, 348 East Third Street, Hinsdale,
Illinois 60521, and if to ServiceMaster, to The ServiceMaster Company, One ServiceMaster Way, Downers Grove, Illinois 60515, attention General Counsel, or (b) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12. Entire Agreement; Amendments. Except as otherwise specified herein,
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this Agreement and Exhibit A constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.


         13. Modification or Waiver. No provision of this Agreement may be
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modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by the Chairman, Chief Executive Officer, any Executive Vice President, Treasurer or General Counsel of ServiceMaster or any successor under this Agreement. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or ServiceMaster to insist upon strict compliance with any provision of this Agreement or to assert any right which Executive or ServiceMaster may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

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         14. Governing Law; Validity. The interpretation, construction and
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performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.


         15. Counterparts.  This Agreement may be executed in  counterparts,
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each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

                                   THE SERVICEMASTER COMPANY


                                   By:      /s/ Jonathan P. Ward
                                           -------------------------------------
                                           Name:  Jonathan P. Ward
                                           Title: President and Chief Executive
                                                  Officer



                                           /s/ Phillip B. Rooney
                                          --------------------------------------
                                           PHILLIP B. ROONEY

                                                        EXHIBIT 10.28


                                    Exhibit A

                  As used in this Agreement, the following terms shall have the respective meanings set forth below:

        (a)       "Cause" means:
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                  (1) a material breach by Executive of his duties and
         responsibilities (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of ServiceMaster and which is not remedied within 30 days after receipt of written notice from ServiceMaster specifying such breach; or

                  (2) the commission by Executive of a felony or misdemeanor involving any act of fraud, embezzlement or dishonesty or any other intentional misconduct by Executive that materially and adversely affects the business affairs or reputation of ServiceMaster or an affiliated company.

             (b) "Change in Control" shall have the meaning set forth in
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        the Change in Control Agreement; provided, however, that in the event such definition shall be modified or revised in the Change in Control Agreement, then the definition of Change in Control for purposes of this Agreement shall be so modified or revised and; provided, further, that in the event the Change in Control Agreement shall be terminated, then the definition of Change in Control contained in the Change in Control Agreement on the date of termination of the Change in Control Agreement shall apply for purposes of this Agreement.

             (c) "Disability" means Executive's absence from Executive's
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         duties with ServiceMaster or its affiliated companies on a full-time basis for at least 180 consecutive days as a result of Executive's incapacity due to physical or mental illness.

             (d) "Good Reason" means, without Executive's express written
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consent,  the occurrence of any of the following events:

                 (1) any of (i) the reduction in any material respect in Executive's position(s), authorities, duties or responsibilities with ServiceMaster, (ii) an adverse change in Executive's reporting responsibilities, titles or offices with ServiceMaster, or (iii) any removal or involuntary termination of Executive from ServiceMaster, otherwise than as expressly permitted by this Agreement or any failure to re-elect Executive to any position with ServiceMaster held by the Executive;

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                 (2) a  reduction  in  Executive's  rate of annual base salary as in effect on the Effective Date or as the same may be increased from time to time thereafter;

                 (3) any requirement of ServiceMaster that Executive be based more than 40 miles from 2300 Warrenville Road, Downers Grove, Illinois or, if prior to a Change in Control and in the event ServiceMaster changes its principal executive office during 2002, 40 miles from the location of such principal executive office;

                 (4) the failure of ServiceMaster to (i) continue in effect any employee benefit plan or compensation plan in which Executive is participating, unless Executive is permitted to participate in other plans providing Executive with substantially comparable benefits, or the taking of any action by ServiceMaster which would materially and adversely affect Executive's participation in or materially reduce Executive's benefits under any such plan, (ii) provide Executive and Executive's dependents welfare benefits (including, without limitation, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) substantially comparable to the plans, practices, programs and policies of ServiceMaster and its affiliated companies in effect for Executive on the Effective Date or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of ServiceMaster and its affiliated companies, (iii) provide fringe benefits substantially comparable to the plans, practices, programs and policies of ServiceMaster and its affiliated companies in effect for Executive on the Effective Date or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of ServiceMaster and its affiliated companies, (iv) provide an office, together with personal secretarial and other assistance, substantially comparable to the most favorable of the foregoing provided to Executive by ServiceMaster on the Effective Date or, if more favorable to Executive, as provided generally at any time thereafter with respect to other peer executives of ServiceMaster and its affiliated companies,
         (v) provide Executive with four weeks paid vacation or, if more favorable to Executive, as in effect generally at any time hereafter with respect to other peer executives of ServiceMaster and its affiliated companies, or (vi) reimburse Executive promptly for all reasonable employment expenses incurred by Executive in accordance with the most favorable policies, practices and procedures of ServiceMaster and its affiliated companies in effect for Executive on the Effective Date or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of ServiceMaster and its affiliated companies; or

                 (5) the failure of ServiceMaster to obtain the assumption agreement from any successor as contemplated in Section 9 above.

                  For purposes of this Agreement, an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by ServiceMaster after receipt of notice thereof given by Executive shall not constitute Good Reason.

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                  (e) "Target APC Bonus" means, with respect to any fiscal year
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         of ServiceMaster, the annual incentive compensation that may be earned by Executive under ServiceMaster's Additional Provisional Compensation Plan (or any successor plan) based upon the extent to which ServiceMaster and/or individual business units have achieved one or more performance targets established for such fiscal year.